EXHIBIT 10.62
                                                                   -------------

                       NORTH COAST SECURITIES CORPORATION
                             9995 GATE PARKWAY NORTH
                                    SUITE 300
                             JACKSONVILLE, FL 32246


                                  May 15, 2007


Performance Health Technologies, Inc.
427 River View Plaza
Trenton, NJ 08611
Attn.: Robert D. Prunetti, President and CEO

Dear Mr. Prunetti:

We are pleased to confirm our mutual understanding regarding the retention of North Coast Securities Corporation ("Agent") by Performance Health Technologies, Inc. (collectively with its affiliates, the "Company"), subject to the terms and conditions of this agreement (the "Agreement").

1. Agent will act as the Company's agent in connection with the private placement of up to $700,000 of equity securities of the Company (the "First Units"), each First Unit consisting of a convertible note in the principal amount of $1,000, which is unsecured, and 4,000 warrants to purchase one share of our common stock. The First Units will be issued only to accredited investors as defined in Rule 501 under the Securities Act of 1933, as amended, (the "Securities Act") on terms mutually agreeable between the parties hereto, certain of which terms are set forth on Exhibit A, annexed hereto and incorporated herein by reference (such private placement referred to as the "First Offering"). The First Offering will be made on a best efforts basis subject to the terms and conditions set forth herein. Agent will act as the non-exclusive Agent for the First Offering and sale of the First Units constituting the First Offering.

2. Agent will act as the Company's agent in connection with the private placement of up to $3,500,000 of equity securities of the Company (the "Second Units"). The Second Units will be issued only to accredited investors as defined in Rule 501 under the Securities Act, on terms mutually agreeable between the parties hereto (such private placement referred to as the "Second Offering"). The Second Offering will be made on a best efforts basis after the Company is a reporting company ("Reporting Company") under the Securities Act of 1934, as amended (the "Exchange Act"). Agent will act as the non-exclusive Agent for the Second Offering and sale of the Second Units constituting the Second Offering.

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Performance Health Technologies, Inc.
May 15, 2007
Page 2


3. The Company and the Agent acknowledge that the Company may not become a reporting company under the Exchange Act in the near future or at all and that the Company may need to raise additional financing before the Second Offering. Such additional financing may be offered through the Agent or otherwise. The Agent agrees to assist the Company in such financing. The Second Offering may be commenced prior to the time that the Company is a Reporting Company if the Company and the Agent agree to waive such condition to the offering of the Second Units.

4. Agent will provide the Company with the following services in connection with the First Offering and the Second Offering (together, or individually, the "Offering"):

     A. Assisting the Company in preparation of documents in connection with the Offering, and acting as the Agent in connection with such Offering;

     B. Coordinating the marketing effort for the sale of the securities to be sold in the Offering (the "Securities");

     C. Assisting the Company in negotiating transaction terms with potential investors in the Securities; and

     D. Providing such other advice, assistance or services as may be reasonably requested by the Company in connection with the Offering and as mutually agreed upon by Agent and the Company.

5. Agent's compensation for acting as Agent for the Company in connection with the Offering pursuant to this Agreement will be as follows:

     A. At each Closing of the Offering, the Company shall pay to Agent a fee equal to 12% of the gross proceeds raised in the Offering by Agent (the "Offering Amount"), payable on the Offering Amount subscribed for and accepted at each Closing of the Offering.

     B. At each Closing of the Offering, the Company shall pay to Agent, a non-accountable expense allowance in the amount equal to 3% of the Offering Amount subscribed for and accepted at that Closing.

     C. At each Closing of the Second Offering, the Agent will receive warrants ("Warrants") to purchase that number of shares of common stock of the Company as equals either (i) 10% of the number of shares of common stock that are issued to investors in the Second Offering (the "Common Shares") with an exercise price equal to 110% of the price of the Common Shares or (ii) 10% of the number of shares of common stock that would be issuable to investors in the Second

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Performance Health Technologies, Inc.
May 15, 2007
Page 3

          Offering if convertible notes or debentures are sold in the Second Offering ("Convertible Securities") assuming conversion of such Convertible Securities at each applicable closing date, with an exercise price equal to 110% of the conversion price of the Convertible Securities on such date. The Warrants shall have a term of five years and all other terms substantially the same as those of other warrants issued by the Company in the Second Offering.

     D. Agent will receive as a Due Diligence and Pre-Marketing Fee, a payment from the Company of $125,000 upon execution of this Agreement, to cover the costs and expenses of Agent's due diligence investigation and pre-marketing activities on behalf of the Company.

6. The Company will pay all expenses incurred by or on behalf of the Company in connection with the preparation and printing of the securities sold in the Offering, blue sky filings and fees, legal expenses of the Agent up to a maximum of $3,000, and all other documents and instruments required in connection with the Offering.

7. In connection with Agent's activities on the Company's behalf, the Company will cooperate with Agent and will furnish Agent with all information and data concerning the Company which Agent reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Agent with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Agent (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, (ii) does not assume responsibility for the accuracy or completeness of the Information and (iii) will not make an independent appraisal of any of the Company's assets. The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Agent if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Agent. Agent agrees to keep the Information confidential and only to release the Information with the consent of the Company. At the Closing, the Company shall deliver to Agent an officer certificate and opinion of counsel reasonably acceptable to the Company and Agent. If the transaction contemplated by this Agreement is not completed for whatever reason, Agent will return the Information (without keeping any copies thereof) forthwith on demand by the Company. Agent on its part represents, warrants, and agrees that it has and at all times while it is performing services under this Agreement it will comply with all laws, rules, and regulations applicable to it in connection with the services it performs under this Agreement, such compliance to include all licenses in all applicable jurisdictions it and its agents are

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Performance Health Technologies, Inc.
May 15, 2007
Page 4

     required to maintain for purposes of its activities under this Agreement.

8. The Company agrees that Agent has the right to place "tombstone" or other advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals, provided the Company consents to the same, and which consent shall not be unreasonably withheld, and provided further that any such advertisement complies with applicable law.

9. The Company agrees to indemnify Agent in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, as Exhibit B, and which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive the termination or expiration of this Agreement.

10. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules).

11. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

12. Each of the Company and Agent (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Agent hereby certify that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further each of the Company and Agent acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this Section.

13. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

14. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement

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Performance Health Technologies, Inc.
May 15, 2007
Page 5

     hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

15. The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

16. Agent has all requisite corporate power and authority to enter into this Agreement, once executed by Agent's Officers. This Agreement has been duly and validly authorized by all necessary corporate action on the part of Agent and has been duly executed and delivered by Agent and constitutes a legal, valid and binding agreement of Agent, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

17. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that with respect to the services to be rendered by Agent, Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of Agent hereunder, all of which are hereby expressly waived. The Company also agrees that Agent shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Agent, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Agent, this Agreement and the transactions contemplated hereby, except for liabilities which arise as a result of the gross negligence or willful misconduct of Agent. The Company acknowledges that Agent was induced to enter into this Agreement by, INTER ALIA, the provisions of this Section.

18. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

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Performance Health Technologies, Inc.
May 15, 2007
Page 6

If the foregoing correctly sets forth our agreement, we would appreciate your signing the enclosed copy of this letter in the space provided and returning it to us.

                                       Very truly yours,

                                       NORTH COAST SECURITIES CORPORATION


                                       By:
                                           -------------------------------
                                           Frank Pasterczyk
                                           President and Chief Executive Officer



Confirmed and agreed to:

PERFORMANCE HEALTH TECHNOLOGIES, INC.



By:
    ------------------------------
    Robert D. Prunetti
    President and Chief Executive Officer



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                                    EXHIBIT A

                 SUMMARY OF CERTAIN TERMS OF THE FIRST OFFERING

SECURITIES OFFERED

We are offering up to $700,000 of our Units, each Unit consisting of a convertible promissory Note in the principal amount of $1,000, which is unsecured, and 4,000 Warrants to purchase one share of common stock. The Units and underlying securities are subject to transfer restrictions.

SELLING AGENT FEES AND OFFERING EXPENSES

In consideration of services rendered to us in connection with this Offering, we will pay to the Agents for this Offering, the fees and additional costs as set forth below:

o a commission of up to 12% of the gross offering proceeds raised by the Agent.

o a non-accountable expense allowance of up to 3% of the gross offering proceeds raised by the Agent.

Such fees and costs and all other expenses of this Offering will be deducted from the proceeds of this Offering. We will indemnify the Agent for any and all claims by other brokers, dealers, selling agents, investment advisors or the like.

PURCHASE PRICE

The purchase price per Unit is $1,000.

INTEREST

10% per annum payable at Maturity or at the time of conversion in shares of PHT common stock at the Conversion Price.

CONVERSION

The Notes are convertible at the election of the holder thereof, at any time commencing from and after their date of issuance, upon written notice to us at Performance Health Technologies, Inc., 427 Riverview Plaza, Trenton, NJ 08611.

CONVERSION PRICE OF NOTES

The Notes will be convertible into shares of common stock at a price equal to the lesser of (i) $0.75 or (ii) 70% of the average of the closing bid price for PHT's common stock for the 20 days preceding the Conversion Notice, as reported by the exchange on which PHT's common stock is then traded, but in any event not less than $0.30 (the "Conversion Price").

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REDEMPTION OF NOTES

The Notes may be redeemed by PHT once the Company is a reporting company under the Exchange Act, upon ten trading days prior notice, during which time the Noteholder may convert the Notes into PHT common stock.

PAYMENT IN SHARES ON THE MATURITY DATE

If the Notes have not been redeemed or converted as of the Maturity Date, the principal and interest due thereunder will be paid by the Company in shares of common stock of the Company valued at the then applicable Conversion Price.

WARRANTS CONTAINED IN THE UNITS

The Warrants included in the Units are exercisable for shares of PHT common stock at any time beginning on the date of conversion of the Notes and ending five years from the date of issuance. Each Unit includes 4,000 Warrants to purchase one share of PHT common stock. The per share exercise price of 2,000 of the Warrants is $0.75 and the per share exercise price of the remaining 2,000 of the Warrants is $1.50.

PIGGY-BACK REGISTRATION RIGHTS

The Notes and Warrants included in the Units (and the conversion and Warrant shares) have not been registered under federal and applicable state securities laws and will therefore constitute "restricted securities". The Notes and Warrants included in the Units (and the conversion and Warrant shares) may be sold only (i) upon registration under the Securities Act or (ii) upon reliance on an exemption from such registration requirements. The Conversion Shares and the shares underlying the Warrants will have piggy-back registration rights.

QUALIFIED INVESTORS

Accredited Investors only

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

                                    EXHIBIT B

                           INDEMNIFICATION PROVISIONS

Capitalized terms used herein that are not defined in these indemnification provisions ("Indemnification Provisions") have the meaning set forth in the engagement letter agreement dated May 15, 2007, between North Coast Securities Corporation ("Agent") and Performance Health Technologies, Inc. as such agreement may be amended from time to time (the "Agreement").

The Company agrees to indemnify and hold harmless Agent, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Agent's acting for the Company, including, without limitation, any act or omission by Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any information furnished to Agent by the Company or (c) any Offering; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Agent.

These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Agent or the persons indemnified below in this sentence and shall extend to the following Agent its affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to Agent in these Indemnification Provisions shall be understood to include any and all of the foregoing.

If any action, suit, proceeding or investigation is commenced, as to which Agent proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that the Company shall be relieved from its obligations hereunder to the extent a failure by Agent to notify the Company with reasonable promptness results in a significant increase in the Company's obligations hereunder. Agent shall have the right to retain counsel of its own choice to represent it, which counsel shall be reasonably acceptable to the Company, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Agent made with the Company's written consent, which consent shall not be

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

unreasonably withheld. The Company shall not, without the prior written consent of Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Agent of an unconditional and irrevocable release from all liability in respect of such claim.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Agent, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Agent, on the other hand, and also the relative fault of the Company, on the one hand, and Agent, on the other hand, in connection with the statement, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Agent pursuant to the Agreement.

Neither termination nor completion of the engagement of Agent referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.










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